       As filed with the Securities and Exchange Commission on September 1, 1998

                                          Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                                 ---------------
                        Central Reserve Life Corporation

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    Ohio                                  34-1017531
       (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)

                               17800 Royalton Road
                                Strongsville, Ohio                    44136

                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICER)     (ZIP CODE)

                                 ---------------

                        THE RETIREMENT PLAN FOR EMPLOYEES
                  OF THE CENTRAL RESERVE LIFE INSURANCE COMPANY

                            (FULL TITLE OF THE PLAN)

                                 ---------------
                                LINDA S. STANDISH

                                    Secretary
                               17800 Royalton Road

                            Strongsville, Ohio 44136

                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (440) 572-2400

          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
         TITLE OF                    AMOUNT               PROPOSED MAXIMUM              PROPOSED                  AMOUNT OF
      SECURITIES TO                  TO BE                 OFFERING PRICE           MAXIMUM AGGREGATE            REGISTRATION
      BE REGISTERED                REGISTERED                PER SHARE               OFFERING PRICE                  FEE
================================================================================================================================

  Common Shares, without
        par value                   500,000                   $6.75(1)                 $3,375,000                   $996

      Plan Interests            Indeterminate(2)

================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of determining the registration fee. The fee with respect to 500,000 shares is based on $6.75 per share, the last sale price reported of the Registrant's Common Shares on the NASDAQ National Market on August 31, 1998.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  The common shares (the "Common Shares") and plan interests (the "Plan Interests") registered by Central Reserve Life Corporation (the "Registrant") pursuant to this Registration Statement will be offered and sold under The Retirement Plan for Employees of The Central Reserve Life Insurance Company (the "Plan"). Central Reserve Life Insurance Company is a wholly-owned subsidiary of the Registrant.

Item 3.  Incorporation of Documents by Reference.

                  The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, are incorporated by reference in the Registration Statement and are a part hereof from the date of the filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (the "1997 Form 10-K");

                  (b)      All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since December 31, 1997, including the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the Current Report on Form 8-K filed on July 16, 1998; and

                  (c) The description of the Registrant's Common Shares contained in a registration statement on Form 10 filed with the Securities and Exchange Commission on May 6, 1977 (Commission File No. 0-8483) under the Exchange Act, including any amendment or report filed for the purpose of updating such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                  The Ohio Revised Code (the "Ohio Code") authorizes Ohio corporations to indemnify an officer or director from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if the liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation

                  Article V of the Registrant's code of regulations (the "Code of Regulations") contains certain indemnification provisions adopted pursuant to authority contained in the Ohio Code. The Code of Regulations requires the indemnification of an officer or director, former officer or director, and each person who is serving or has served at the request of the Registrant as a director or officer of another corporation, and permits the indemnification of any employee, former employee or any person who is serving or has served at the request of the Registrant as an employee of another corporation, against expenses, judgments, decrees, fines, penalties and amounts paid in settlement in connection with the defense of any pending or threatened claim, action, suit, or proceeding, whether civil or criminal, to which he was or is a party or threatened to be made a party by reason of acting in such capacity, provided that it is determined, (a) that such director, officer, or employee was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the corporation of which he is or was a director, officer, or employee, (b) that he acted in good faith in what he reasonably believed to be the best interest of such corporation, and (c) that, in any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The determination as to (a), (b), and (c) will be made by the directors acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such claim, action, suit or proceeding is present, or by independent legal counsel. Any director who is a party to or threatened with any such claim, action, suit, or proceeding is not qualified to vote and, if for that reason a quorum of directors is not obtained to vote on the indemnification, such indemnification will not be made unless a determination is made by a written opinion of independent legal counsel selected by a majority of all the directors. Such indemnification is not exclusive of any other rights to which such director, officer or employee (or his heirs, executors or administrators) may be entitled under the Registrant's articles of incorporation, the Code of Regulations, any agreement, any insurance purchased by the Registrant, any vote of shareholders, or otherwise. At present there is no claim, action, suit or proceeding pending in which indemnification would be required under these provisions, and the Registrant does not know of any threatened claim, action, suit or proceeding that may result in a request for such indemnification.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
--------------                      ----------------------

4(a) The Retirement Plan for Employees of The Central Reserve Life Insurance Company.

4(b)              Amended Articles of Incorporation of Central Reserve Life
                  Corporation(1)

4(c)              Code of Regulations of Central Reserve Life Corporation(2)

5 Opinion of Baker & Hostetler LLP as to legality of the Plan Interests being registered

23                Consent of KPMG Peat Marwick LLP

24                Powers of Attorney (included on II-6)

------------------------
1) Incorporated by reference from the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, Exhibit 3(c) therein.

2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, Exhibit 3(b) therein (Commission File No. 0-8483).

Item 9.  Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Strongsville, State of Ohio, on this 31st day of August, 1998.

                                         CENTRAL RESERVE LIFE CORPORATION

                                                  /s/ Peter W. Nauert
                                         By
                                            --------------------------------
                                             Peter W. Nauert, President
                                             and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter W. Nauert and Linda S. Standish, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 31, 1998 by the following persons in the capacities indicated below.

         SIGNATURE                                        TITLE
         ---------                                        -----

    /s/ Peter W. Nauert
                                        Director, President and Chief
----------------------------            Executive Officer
    Peter W. Nauert                     (Principal Executive Officer)


    /s/ Fred Lick, Jr.
                                        Director and Chairman of the Board
----------------------------
    Fred Lick, Jr.

    /s/ Frank W. Grimone
                                        Senior Executive Vice President
----------------------------            and Chief Financial Officer
    Frank W. Grimone                    (Principal Financial Officer and
                                        Principal Accounting Officer)


   /s/ Andrew A. Boemi
                                        Director
-----------------------------
    Andrew A. Boemi

    /s/ Michael A. Cavataio
                                        Director
-----------------------------
    Michael A. Cavataio

    /s/ Bradley E. Cooper

------------------------------          Director
    Bradley E. Cooper

    /s/ Jack F. Novatney, Jr.
                                        Director
------------------------------
    Jack F. Novatney, Jr.

    /s/ Richard M. Osborne
                                        Director
------------------------------
    Richard M. Osborne

    /s/ Robert A. Spass
                                        Director
------------------------------
    Robert A. Spass

    /s/ Mark H. Tabak
                                        Director
------------------------------
    Mark H. Tabak

                  THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of The Retirement Plan for Employees of The Central Reserve Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Strongsville, State of Ohio, on this 31st day of August 1998.

                             THE RETIREMENT PLAN FOR EMPLOYEES OF THE CENTRAL RESERVE LIFE INSURANCE COMPANY

                                     /s/ James A. Weisbarth
                             By:
                                 -----------------------------------------------
                                   James A. Weisbarth
                                   Executive Vice President
                                   Central Reserve Life Insurance Company

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
------            -------------------

4(a) The Retirement Plan for Employees of The Central Reserve Life Insurance Company

4(b)              Amended Articles of Incorporation of Central Reserve Life
                  Corporation(1)

4(c)              Code of Regulations of Central Reserve Life Corporation(2)

5 Opinion of Baker & Hostetler LLP as to legality of the Plan Interests being registered

23                Consent of KPMG Peat Marwick LLP

24                Power of Attorney (included on II-6)

------------------------
(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, Exhibit 3(c) therein.

(2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, Exhibit 3(b) therein (Commission File No. 0-8483).